UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): July 2, 2019

HARVARD BIOSCIENCE, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33957	04-3306140
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

84 October Hill Road, Holliston, MA 01746
(Address of Principal Executive Offices) (Zip Code)

(508) 893-8999
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	HBIO	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of President and Chief Executive Officer

On July 8, 2019, Harvard Bioscience, Inc., or the Company or Harvard Bioscience, issued a press release announcing that its Board of Directors appointed James Green, 61, as the President and Chief Executive Officer of the Company, effective as of July 8, 2019, to succeed Jeffrey Duchemin in such roles.  Mr. Green’s employment commenced on July 8, 2019. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Mr. Green will continue as Chairman of the Board of Directors of the Company but as a non-independent director, he will not serve on any of the Board’s standing committees.  The Company’s Board also appointed Bertrand Loy, 54, as Lead Independent Director.  Mr. Loy has been a director of the Company since November 2014.

Mr. Green has served as a director of the Company since April 2015 and was appointed Chairman on June 5, 2017. Immediately prior to becoming President and Chief Executive Officer of the Company, Mr. Green served as President of Spacelabs Healthcare, and prior thereto was General Partner of Grantchester Group.  Mr. Green previously served as Chief Executive Officer and a Director of Analogic Corporation, a leading publicly held advanced medical and security imaging company from 2007 until October 2016.  There is no arrangement or understanding between Mr. Green and any other person pursuant to which he was selected as an officer of the Company and there are no family relationships between Mr. Green and any of the Company’s directors or executive officers. There are no transactions to which the Company is a party and in which Mr. Green has a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K.

Mr. Green entered into an Employment Agreement, or the Agreement, with the Company, dated July 2, 2019, which provides for a term of two years, which such term shall automatically be extended for two additional years on each anniversary of the commencement date unless, not less than 90 days prior to each such date, either party shall have given written notice to the other that it does not wish to extend the Agreement.   In addition, the Agreement provides for an initial annual base salary of $573,710, or the Base Salary. Furthermore, commencing with fiscal year 2020, Mr. Green is eligible to receive cash incentive compensation on an annual basis of up to one hundred fifty percent (150%) of his Base Salary upon meeting objectives as determined by the Board of Directors or the Compensation Committee from time to time.  Mr. Green is also eligible to participate in other incentive compensation plans as the Board of Directors or Committee shall provide for the Company’s senior executive officers.

The Agreement with Mr. Green also requires the Company to provide certain payments and benefits in the event of a termination of the executive’s employment by us without cause, by the executive for good reason, upon death or disability or in relation to a change-in-control.  Such benefits include, without limitation, accrued and unpaid base salary to the date of termination, accrued and unused vacation, and if to the extent required by law, any bonuses or other compensation actually earned for periods ended prior to the termination event.   The employment agreement with Mr. Green also provides change-in-control benefits, and has customary best net/modified economic cutback provisions in relation to Section 280G of the Internal Revenue Code.  Severance and acceleration of vesting benefits are provided for certain termination events, including cause, good reason and a change-in-control which are each defined in the Agreement.   In some instances, Mr. Green’s receipt of such payments and other benefits in connection with such a termination is subject to the executive signing a general release of claims, as provided in the Agreement.

In accordance with and subject to the terms of the Agreement, on his employment commencement date, the Company granted Mr. Green (I) an equity award consisting of 243,072 deferred stock awards of restricted stock units which shall vest in full two years from the grant date, (II) an equity award, which shall be issued in satisfaction of a minimum portion of the Annual Bonus for fiscal 2019, consisting of 202,875 deferred stock awards of restricted stock units which shall fully vest one year from the grant date, and (III) long term incentive equity awards which shall consist of (i) market condition deferred stock awards of restricted stock units with a target share amount of 418,360, with vesting linked to the achievement of a relative total shareholder return, of the Company’s Common Stock from the grant date to the earlier of (a) the anniversary of the grant date or (b) upon a change of control, and measured relative to the NASDAQ Biotechnology index and based on the 20-day trading average price before such date (or for a change of control, the per share purchase price in such change of control), and (ii) 418,360 in deferred stock awards of restricted stock units which shall vest in four equal annual installments commencing with January 1, 2020 and continuing on the next three January 1sts thereafter.

The foregoing description of the principal terms of the Agreement is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 10.1 and incorporated herein by reference.

Departure of Former President, Chief Executive Officer and Director

In connection with the appointment of Mr. Green as President and Chief Executive Officer of the Company, Jeffrey A. Duchemin has resigned from his roles as President, Chief Executive Officer and a Director of the Company, and all other officer and director roles with the Company and its subsidiaries, effective as of July 7, 2019. In connection with his resignation and the severance benefits that Mr. Duchemin is entitled to under his employment agreement with the Company, the Company and Mr. Duchemin entered into a Separation and Release Agreement that, subject to certain revocation rights expiring on July 9, 2019, will become effective on July 10, 2019.  A copy this agreement is filed as Exhibit 10.2 hereto and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Title

10.1	Employment Agreement between Harvard Bioscience, Inc. and James Green.
10.2	Separation and Release Agreement between Harvard Bioscience, Inc. and Jeffrey Duchemin.
99.1	Press release of Harvard Bioscience, Inc. issued on July 8, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARVARD BIOSCIENCE, INC.

Date: July 8, 2019	By:	/s/ James Green
James Green
Chief Executive Officer